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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Kevco, Inc. on Form S-8 (File No. 333-19959) of our report dated February 21, 1997, on our audits of the consolidated financial statements of Kevco, Inc. as of December 31, 1996 and December 31, 1995 and for the years ended December 31, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
Fort Worth, Texas
March 27, 1997